EXHIBIT 10.1

Memorandum of Understanding

This Memorandum of Understanding (“MOU”) is entered into and is effective as of 11 Nov. 2006, between Stewart & Stevenson Tactical Vehicle Systems LP d/b/a Tactical Vehicle Systems, a Division of Armor Holdings, Inc., (“TVSLP”) and Force Protection Inc., (“FPI”), Individually, a “Party” and collectively, the “Parties.”

Whereas FPI is a new business which has designed and produced a mine-protected and armored vehicle called the Cougar;

Whereas the Government requires additional Cougar vehicles;

Whereas FPI has limited capacity to meet these requirements and needs industry assistance in the production of FPI’s Cougar vehicles;

Whereas TVSLP has recognized capability in combat vehicle systems integration, to include production expertise, and has available capacity for automotive integration and final assembly; and

                Whereas, TVSLP and FPI intend to establish a relationship where FPI will be the Prime and TVSLP with be the Subcontractor, for automotive integration and final assembly of two hundred (200) variants of the Cougar vehicle (“Work”).

Therefore, TVSLP and FPI to the extent allowed by applicable law and regulations, agree to the following:

1.             Subcontractor Relationship

The Parties agree to negotiate a subcontract agreement for fabrication of the Cougar structures in accordance with the attached Term Sheet (Attachment A).

2.                                     Term and Conditions

The terms and conditions of the subcontract agreement will be mutually agreed upon by the parties for the Work which will be substantially similar to the attached form of subcontract (Attachment B).

3.                                       Expenses

Each of the Parties will bear all expenses incurred by it or on its behalf in connection with its actions pursuant to this MOU.

4.                                       Assignment

Neither Party may assign or delegate to a third party (including but not limited to any successor in interest to either Party as the result of a merger, sale or acquisition of all or substantially all of the assets or stock of either Party) such Party’s rights or obligations in connection with this MOU without the written consent of the other Party.

5.                                     Severability

This MOU will be interpreted in such manner as to be effective and valid under any applicable law and/or regulation, but if any provision of this MOU is held to be prohibited by or invalid under any applicable law and/or regulation, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this MOU.

6.                                       Entire Agreement

This MOU constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supercedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

7.                                     Life of the Agreement

This MOU shall be effective from the date of the last signature below.  The life of the agreement will be for five (5) years with an option to renew upon mutual agreement of the parties. The MOU may be terminated by either party upon ninety (90) days written notice.

8.                                     Confidentiality and Intellectual Property

The Parties agree to abide by the confidentiality agreement dated September 2006. FPI shall at all times retain the sole and exclusive rights to the design of the Cougar vehicles or any of its derivatives or improvements, and the design, bill of materials, drawings, work instructions, transition to production plans, and technical data package relating to the Cougar vehicles whether provided by FPI, developed by TVSLP from FPI information or the Work or developed by FPI and TVSLP jointly (“Intellectual Property”) provided, however, TVSLP shall own any production processes and knowhow developed by TVSLP in the performance of the Work and FPI shall have the limited right to use such processes solely for the Work and not for use by a 3rd party.  TVSLP agrees to implement a firewall procedure, acceptable to FPI, with respect to FPI Confidential Information and Intellectual Property to prevent disclosures to other corporations, divisions, affiliates, contractors or consultants to TVSLP.

9.                                       Public Relations Clause

Any news release, public announcement, advertisement, or other publicity to be released by a party in connection with this MOU must first have the prior written approval of the other party, which approval shall not be unreasonably withheld.

10.                                 Limitation of Liability

EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTIBILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF USE, INCOME OR PROFITS, OR ANTICIPATED PROFITS OR LOST BUSINESS OR THE COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.

11.           Dispute Resolution

All claims, disputes controversies, or other matter in question arising out of, connected with, or relating to the Agreement that cannot be resolved by the Parties through face to face negotiations between senior executives of each Party, will be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect.  All arbitration proceedings will be held in New York. The administrative costs of any arbitration or litigation will be borne equally by the Parties pending the arbitrator’s award.  The arbitrator shall be bound by the express provisions set forth in this agreement and shall not modify any terms of this agreement or make any award of damages in excess of the amounts set forth in this agreement or grant any relief not expressly set forth in this agreement.  The determinations of the arbitrator shall be final and, except as provided by law, shall not be subject to judicial review.  Any court of competent jurisdiction may enforce any award or determination rendered by the arbitrator.  The language to be used in the arbitral proceedings shall be English.  The arbitrator shall not have the authority to award consequential damages of any sort (which are defined to include, without limitation, damages for lost profits, damages for delay, damages for lost opportunities and the like) or punitive exemplary damages of any sort.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to its conflict of law principles.

In Witness Whereof, the Parties have executed this MOU

Stewart & Stevenson Tactical Vehicle	Force Protection, Inc.
Systems LP d/b/a Tactical Vehicle Systems,
a Division of Armor Holdings, Inc.

/s/ Richard C. Hammond	/s/ Raymond W. Pollard
Name: Richard C. Hammond	Name: Raymond W. Pollard
Title: SVP, General Manager	Title: COO
Date: November 10, 2006	Date: November 10, 2006

Attachment A:  Term Sheet

TVSLP/FPI Subcontractor Relationship for Cougar Production

TVSLP Scope

1)                                    Exclusively for a minimum of two hundred (200) Cougar variants TVSLP intend to provide automotive integration and final assembly and deliver to and FPI designated location.

2)                                    TVSLP will buy all material and services and manage the supply chain for TVSLP’entire content. Alternatively, upon mutual agreement, FPI may buy all material, manage the supply chain and provide to TVSLP.

3)                                    Price lead-time and delivery schedules will be mutually agreed at the time of negotiation of the subcontract.

4)                                    Respond to an RFQ for the Work.

5)                                    Tear down and rebuild a Cougar vehicle provided by FPI, develop and provide FPI with electrical schematics, assembly drawings, fluid/fuel and pneumatic schematics and work instructions for Automotive Integration and Final Assembly.

FPI SCOPE

1)                                    Provide TVSLP with the Confidential Information and Intellectual Property associated with the automotive integration and final assembly of the Cougar vehicle to be fabricated by TVSLP.

2)                                    Provide TVSLP with a Cougar vehicle.

3)                                    Provide TVSLP with an RFQ for the Work.

Other Conditions of this Agreement

1)                                    TVSLP will not use any of FPI’s Confidential Information or Intellectual Property except for performance of the Work.

Not Included in this Agreement

1)                                    Capsule Fabrication, Automotive Integration and Final assembly of Buffalo, Mastiff or Cheetah

2)                                    Cougar and its variants service and support work.